                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)               December 21, 2000


                           MAGNA ENTERTAINMENT CORP.
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             (Exact Name of Registrant as Specified in its Charter)


                       Delaware, United States of America
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                 (State or Other Jurisdiction of Incorporation)


            000-30578                               98-0208374
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     (Commission File Number)             (I.R.S. Employer Identification No.)


                337 Magna Drive, Aurora, Ontario, Canada L4G 7K1
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         (Address of Principal Executive Offices)          (Zip Code)


                                 (905) 726-2462
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              (Registrant's Telephone Number, Including Area Code)


     2001 Wilshire Boulevard, Suite 400, Santa Monica, California, USA 90403
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                 (Former Address, if changed Since Last Report)


ITEM 6. OTHER EVENTS

On December 21, 2000, the Registrant issued a press release in which the Registrant announced that it had entered into an agreement with Ladbroke Racing Corp. and one of its subsidiaries to acquire Ladbroke's account wagering operations, The Meadows harness track, four off-track betting facilities located in Pennsylvania and an interest in The Racing Network for a purchase price of US$53 million. Under the terms of the agreement, one-half of the purchase price is payable in cash, one-quarter is payable in Class A Subordinate Voting Stock of the Registrant and one-quarter is payable by way of a promissory note to be issued by the Registrant maturing over two years from the date of closing. Subject to receipt of regulatory approvals, the transaction is expected to close in the first quarter of 2001.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 1 Copy of Registrant's press release dated December 21, 2000 is attached as Exhibit 1.
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                                      -2-

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           MAGNA ENTERTAINMENT CORP.
                                                 (Registrant)

Date: December 21, 2000                    by:   /s/ Gary M. Cohn
                                              ----------------------------------
                                                 Gary M. Cohn, Secretary
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                                                                       EXHIBIT 1

MAGNA ENTERTAINMENT CORP.

                                                         337 Magna Drive
                                                         Aurora, Ontario L4G 7K1
                                                         Tel: (905) 726-2462
                                                         Fax: (905) 726-7173


                                  PRESS RELEASE

              MAGNA ENTERTAINMENT CORP. SIGNS AGREEMENT TO ACQUIRE
                           ACCOUNT WAGERING OPERATIONS
                           ---------------------------

December 21, 2000, Aurora, Ontario, Canada......Magna Entertainment Corp.
("MEC") (NASDAQ: MIEC; TSE: MIE.A, MEH) today announced that it has entered into an agreement with Ladbroke Racing Corp. and one of its subsidiaries to acquire Ladbroke's account wagering operations, The Meadows harness track, four off-track betting facilities and an interest in The Racing Network for a purchase price of US$53 million. Under the terms of the agreement, one-half of the purchase price is payable in cash, one-quarter is payable in Class A Subordinate Voting Stock of MEC and one-quarter is payable by way of an MEC promissory note maturing over two years from the date of closing. Subject to receipt of regulatory approvals, the transaction is expected to close in the first quarter of 2001.

The account wagering operations, operated under the name "Call-A-Bet", are based in Pennsylvania. The Meadows harness track and the four off-track betting facilities are also located in Pennsylvania.

Frank Stronach, President and Chief Executive Officer of MEC, stated: "The acquisition of the Call-A-Bet account wagering system, together with Ladbroke's other Pennsylvania horse racing operations, is an important step in MEC's strategic plan of building the premier account wagering business in the country. By acquiring the existing Call-A-Bet system, which already has a profitable operating history, MEC will significantly advance its electronic media strategy and realize an immediate improvement in its earnings per share."

Magna Entertainment Corp., one of the largest operators of premier horse racetracks in the United States, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations. These racetracks, which include Santa Anita Park, Golden Gate Fields and Bay Meadows Racecourse in California, Gulfstream Park in Florida, Remington Park in Oklahoma, Thistledown in Ohio and Great Lakes Downs in Michigan, accounted for approximately 26% of the amounts wagered on pari-mutuel racing in the United States in 1999. Magna Entertainment Corp. is also developing horse racing and sports products for multi-media distribution via interactive cable, satellite, broadcast television, and the Internet, as well as certain leisure and retail-based real estate projects. (www.magnaentertainment.com)
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                                      -2-

This press release contains various "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The Act provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act. The reader is cautioned that these statements represent our judgment concerning the future and are subject to risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: the impact of competition from operators of other racetracks and from other forms of gaming (including from Internet and on-line wagering); a substantial change in law or regulations affecting our gaming activities; a substantial change in allocation of live racing days; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to complete expansion projects designed to generate new revenues and attract new patrons; our ability to sell some of our real estate when we need to or at a price we want; the impact of inclement weather; and our ability to integrate recent racetrack acquisitions.

For more information contact:

Graham Orr
Executive Vice President & Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario L4G 7K1
Tel: (905) 726-7099